SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                         Date of Report November 3, 1997


                                    DCX, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



Colorado                          0-14273                       84-0868815
--------                          -------                       ----------
(State of                       (Commission                    (IRS Employer
incorporation)                  File Number)                 Identification No.)



1597 Cole Boulevard, Suite 300B                                    80401
-------------------------------                                    -----
(Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code (303) 274-8708





                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5, Other Events.

The Company reports that as a result of the Acquisition Agreement with PlanGraphics, Inc. (filed as an exhibit to Form 8-K, dated September 22, 1997) the Company's board of directors was increased from four to seven members. Further, the Company's board of directors has appointed the following individuals to the board of directors of the Company effective November 3, 1997:

Mr. John C. Antenucci, 51, founder, president and CEO of PlanGraphics, Inc., a company specializing in the design and implementation of geographic information systems, since 1979. Mr. Antenucci is a former president of AF/FM International, a professional association for the mapping industry. He is also a former member of the Academy of Sciences on National Mapping, an advisor to Ohio State University's Center for Mapping and editor of the leading textbook on GIS. Mr. Antenucci holds an MS in Civil Engineering/Water Resources from Catholic University of America in Washington, DC and a Bachelor of Civil Engineering from the same institution.

Mr. J. Gary Reed, 49, Chief Operating Officer of PlanGraphics, Inc. Mr. Reed has been employed with PlanGraphics in several capacities since 1995. Prior to joining PlanGraphics, Mr. Reed was president of Geonex Corporation of St. Petersburg, Florida, a data collection, conversion and integration company in GIS from 1992 to 1994 and prior to that held executive level positions with that company during the preceding 20 years. Mr. Reed holds an MBA from the Keller Graduate School of Management in Chicago, Illinois and a BS in Biology from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

Mr. Raymund E. O'Mara, 56, principal with Booz Allen & Hamilton, consultants, since 1996. Prior to joining Booz Allen & Hamilton, Mr. O'Mara was vice president of Mason and Hanger Company, Lexington, Kentucky from 1994 to 1996. Mr. O'Mara retired from the Untied States Air Force in 1994 with the rank of major general; from 1993 to 1994 he was Director, Defense Mapping Agency, Bethesda, Maryland and prior to that was Vice Commander in Chief, Atlantic Command, Norfolk, Virginia for two years. Mr. O'Mara holds an Master of Arts from State University of New York at Plattsburgh, NY and a BS in Electrical Engineering from the New Jersey Institute of Technology at Newark, NJ.

The new directors will serve until the next annual shareholders meeting, presently scheduled for April 3, 1998.

The Company anticipates the appointment of a seventh person to the board of directors in the near future.

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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             DCX, Inc.
                                           (Registrant)


November 18, 1997               /S/  Fred Beisser
                                     -------------------------------------------
                                            (Signature)
                                     Frederick G. Beisser
                                     Vice President - Finance & Administration,
                                     Secretary, Treasurer and
                                     Principal Accounting Officer


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